THIS IS A LEGALLY BINDING SALES CONTRACT

STATE OF GEORGIA   Date: April 19, 2011

1. **PURCHASE AND SALE.** The undersigned buyer, Wilbert Roller, Jr., or his assigns ("Buyer"), agrees to buy and the undersigned seller, Natural Dairy, Inc. ("Seller"), agrees to sell all that tract or parcel of land, with such improvements as are located thereon, described as follows and hereinafter referred to as the "Property":

   All that tract or parcel of land and the improvements located thereon, lying and being in Jenkins County, Georgia at the intersection of Birdsville Road and Herndon Road, containing 1035.2 acres, more or less, A PORTION OF the tract described and recorded in the Burke County, Georgia records in Deed Book 754, page 166; the subject property is illustrated on Page 5 of this Agreement as a portion of Tract III on a plat recorded in the Burke County, Georgia records in the File for Plats No. B-493, the subject acreage being the Tract III acreage of 2458.84, LESS AND EXCEPT 699.82 acres conveyed to Landis, and 484.23 acres under contract to Landis (plat by DuSouth Surveyors, dated 10-20-10), and 239.59 acres conveyed to Canoochee River Plantation (plat recorded in Jenkins County, Georgia Plat Book 19, page 47).
   The full legal description of the Property is the same as is recorded with the Clerk of the Superior Court of the county in which the Property is located and is made a part of this Contract by reference.

2. **PURCHASE PRICE.** The purchase price of the Property to be paid by Buyer at closing is:

   One million six hundred twenty-five thousand U.S. Dollars ($1,625,000.00), as further described in the attached "Terms" pages, which are incorporated herein by reference.

3. DEPOSIT. A deposit of $100,000.00 will be paid by Buyer to Seller as described on the attached "Terms" Pages.

4. (a) **WARRANTY.** Seller agrees to furnish a marketable title to said Property and agrees to convey said property by general warranty deed to Buyer at the time the sale is consummated, subject only to (a) zoning; (b) utility easements of record; (c) covenants and restrictions of record; (d) encumbrances and leases specified in this contract.

   (b) **TITLE EXAMINATION**. Buyer may, prior to closing, examine title and furnish to Seller a written statement of objections affecting the marketability of said title. If Seller fails to satisfy valid title objections (other than liens, judgments and deeds to secure debt that can be satisfied through the payment of money), Seller may unilaterally extend the closing date for thirty (30) days upon written notice to Buyer, said notice given on or before the original date of closing. If Seller fails to satisfy valid title objections prior to closing or any extension thereof, then Buyer may terminate this Contract upon written notice to Seller, in which case Buyer's deposit and prepaid interest (See Page 6) shall be returned. Once exercised, Seller's right to unilaterally extend the closing date shall terminate. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.

Initial: Buyer WR   Seller ______   Broker ______

5. **INSPECTION.** Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times to thoroughly inspect and survey the Property. Buyer agrees to hold the Seller and Broker harmless from all claims, injuries, and damages arising out of or related to the exercise of these rights. Buyer agrees to be responsible for any out of the ordinary damage to the Property during the inspection.

6. **CLOSING DATE AND POSSESSION.** This transaction shall be closed on or before December 31, 2011. Possession of the Property will be as provided for in the Special Stipulations.

7. **PERFORMANCE.** Time is of the essence of this Contract, and Seller and Buyer agree that such documentation as may be legally necessary to carry out the terms of this Contract shall be executed and delivered by the parties at the time this sale is consummated.

8. **PROPERTY CONDITION.** Seller warrants that when this transaction is consummated, the Property will be in the same condition as it is on the date of this Contract. Should the Property be substantially damaged before this Contract is consummated, then Buyer may terminate this Contract, in which case Buyer's deposit and prepaid interest (See Page 6) will be returned.

9. **COST RESPONSIBILITY.** Seller is to pay all liens and/or encumbrances on said Property and for all transfer tax on Seller's deed. Buyer is to pay for the examination of title, intangible tax and preparation of all instruments necessary to close this sale. Real estate taxes are to be pro-rated as of the date of closing.

10. **PROPERTY SOLD "AS-IS".** Subject to Seller conveying marketable title as provided in paragraph 4(a) and the representations made by Seller under the Special Stipulations hereto, all parties agree that the Property is being sold "as-is", with all faults.

11. **COMMISSION.** In negotiating this Contract, Shivers Real Estate Investments, Inc., as Broker, has rendered a valuable service, and for this reason, Broker is made a party to this Contract so as to enable Broker to enforce his fee rights hereunder against the parties hereto on the following basis: Seller agrees to pay Broker a real estate commission at the closing of this transaction in the amount of three and one half percent (3 ½%) of the total purchase price.

12. **AGENCY DISCLOSURE**. Broker has acted as agent for the Seller in this transaction, and is to be paid a commission by the Seller. Broker has not acted as agent for the Buyer in this transaction.

13. **MULTIPLE COUNTERPARTS**. This Contract may be executed in multiple counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

14. **SURVIVAL OF AGREEMENT.** All conditions or stipulations not fulfilled at time of closing shall survive the closing until such time as the conditions or stipulations are fulfilled.

15. **REPRESENTATIONS OF BROKER.** Seller and Buyer acknowledge that they have not relied upon the advice or representations of Broker or Broker's associates on any matter beyond the real estate transaction. Broker and Broker's associates are not expert in other matters, and if Seller or Buyer have concerns, they are hereby advised to obtain expert advice relative thereto.

Initial: Buyer WR Seller ________ Broker [signature]

16. **SPECIAL STIPULATIONS.**
The following Special Stipulations, if in conflict with any preceding paragraph, shall control:

A. Seller makes no warranties regarding the improvements on the Property. Buyer will accept said improvements in "as is" condition.

B. If Buyer elects to have a new survey, the survey and plat will be provided by the Seller and the cost will be divided equally between Seller and Buyer.

C. Seller hereby warrants that there will be no leases or obligations to others surviving beyond closing other than herein stated.

D. Seller warrants that any state or federal environmental issues will be resolved prior to closing.

E. Seller warrants that the applicable timber sale shall be released prior to closing, and that the timber on the subject property is not to be cut and will remain as it is on the date of this Agreement.

F. Seller will remove the metal squeeze chute presently at the cattle working pens.

G. Seller will be allowed to load cattle at the cattle working pens through August 31, 2011. Seller will access the working pens by a temporary lane installed by Seller around the edge of the affected field area as illustrated by a map provided by Seller and agreed to by the parties. Said lane shall be removed by Seller or abandoned to the Property on or before August 31, 2011.

H. The parties hereby disclose that Buyer and Seller are executing a lease applying to the farmable land of the subject Property, said lease terminating December 31, 2011. This contract is contingent upon the execution of said lease.

I. The parties hereby agree that the financial options pertaining to the transaction will be as illustrated by Page 6 of this Agreement, attached hereto and made a part of this Agreement by reference.

Initial: Buyer ____ Seller: ______ Broker: ____

This Contract and the referenced lease constitute the entire agreement between the parties and no modification of this Contract shall be binding unless it is in writing, attached hereto and signed by all parties to this Contract. Representations, promises or inducements not included in this Contract and/or the referenced lease shall not be binding upon any party hereto.

All rights, powers, privileges and duties hereby granted or assumed shall inure to the benefit of and shall be binding upon the successors, assigns, heirs, administrators and executors of the parties hereto.

This instrument shall be regarded as an offer by Buyer or Seller who first executes the same, to the other, and is open for acceptance by the other until noon on the seventh (7th) day after receipt of this Contract, signed by the Buyer, by the Seller, by which time this Contract must have been accepted and executed by both Buyer and Seller, and proper legal notice of the same received by Broker, legal notice being constituted either by Broker's receipt of the completed Sales Contract or a facsimile or e-mail transmission of said Contract, the date of said receipt being the
BINDING AGREEMENT DATE.

WITNESS
THE HAND AND SEAL OF THE UNDERSIGNED:

Wilbert Roller, Jr. (seal) 4-21-11
Buyer: Wilbert Roller, Jr. Date

____________________ (seal) ________
Seller: Natural Dairy, Inc. Date

____
By:

Broker: Shivers Real Estate Investments, Inc.
Brokerage Firm License Number: H-15489
Phone Number: 706-554-9953
By: Paul H. Shivers, Jr. ________________
Georgia Real Estate License Number 113043

Seller's address: 1431 N. Jones Plantation Road
Millen, GA 30442
706-621-6737 Fax: 646-213-7749

Buyer's address: 40 Millwright Drive
Hilton Head Island, SC 29926
843-816-8017
jroller95@yahoo.com

BINDING AGREEMENT DATE ________________, RECEIVED AT ________(AM)(PM)

This Contract and the referenced lease constitute the entire agreement between the parties and no modification of this Contract shall be binding unless it is in writing, attached hereto and signed by all parties to this Contract. Representations, promises or inducements not included in this Contract and/or the referenced lease shall not be binding upon any party hereto.

All rights, powers, privileges and duties hereby granted or assumed shall inure to the benefit of and shall be binding upon the successors, assigns, heirs, administrators and executors of the parties hereto.

This instrument shall be regarded as an offer by Buyer or Seller who first executes the same, to the other, and is open for acceptance by the other until noon on the seventh (7th) day after receipt of this Contract, signed by the Buyer, by the Seller, by which time this Contract must have been accepted and executed by both Buyer and Seller, and proper legal notice of the same received by Broker, legal notice being constituted either by Broker's receipt of the completed Sales Contract or a facsimile or e-mail transmission of said Contract, the date of said receipt being the
BINDING AGREEMENT DATE.

WITNESS
THE HAND AND SEAL OF THE UNDERSIGNED:

_______________ (seal) 4-21-11
Buyer: Wilhert Roller, Jr. Date

_______________ (seal) _______
Seller: Natural Dairy, Inc. Date

_______________ _______
By

Broker: Shivers Real Estate Investments, Inc.
Brokerage Firm License Number: H-15489
Phone Number: 706-554-9953
By: Paul H. Shivers, Jr. _______________
Georgia Real Estate License Number 113043

Seller's address: 1431 N. Jones Plantation Road
Millen, GA 30442
706-621-6737 Fax: 646-213-7749

Buyer's address: 40 Millwright Drive
Hilton Head Island, SC 29926
843-816-8017
jroller95@yahoo.com

BINDING AGREEMENT DATE ______________, RECEIVED AT ________(AM)(PM)


NORTH HERNDON ROAD
(80' R/W)
EX. FENCE
EX. POND
TRACT III
2,458.84 AC
DIVISION LINE
FOR SUBJECT TRACT
1035.2 AC
(MORE OR LESS)
EX. FENCE
(RUNS ALONG R/W)
S31°48'43"W
4469.53'
N63°51'57"W
1665.73'
BIRDSVILLE ROAD
(100' R/W)
N63°49'13"W
560.52'
S63°51'38"E
1897.03'
S63°52'38"E
1456.90'
TRACT V
153.98 AC
S52°16'55"W
978.74'
PAGE 5
OF
6

TERMS

1. Purchase Price. The Purchase Price shall be One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000) payable in cash or certified funds at closing. Provided, however, in the event that the parties close on or before September 1, 2011, the Purchase Price shall be reduced by the sum of Twenty-Five Thousand Dollars ($25,000.00).

2. Deposit. Buyer agrees to pay a deposit (the "Deposit") of One Hundred Thousand Dollars ($100,000) to Seller within seven (7) days of execution of this Agreement by both parties. Said deposit shall be applied to the Purchase Price at Closing. In the event that Closing does not occur on or before December 31, 2011 as a result of Buyer's failure to cooperate, Buyer's breach of this contract, or other fault of Buyer, Seller shall retain the Deposit as liquidated damages, as the parties agree that determining the loss caused by failure to close is difficult to calculate. In the event that the parties fail to close as a result of Seller's failure to cooperate, Seller's breach, or other fault of Seller, Seller shall return the Deposit to Buyer. Seller's return of the Deposit shall be Buyer's sole remedy in the case of Seller's failure to cooperate, Seller's breach, or other fault of Seller, as Buyer agrees that return of the Deposit will place him in substantially the same position as before execution of this Agreement.

3. Interest. In consideration of Seller's delay of the closing date, Buyer agrees to pay interest at the rate of Six Percent (6%) on the Purchase Price, which the parties agree is the sum of Sixty-Two Thousand Six Hundred Seventy-One Dollars ($62,671). In the event the parties close before December 31, 2011, any interest overpaid will be applied to the Purchase Price owed at the time of closing. In the event that the transaction contemplated in this Agreement does not close on or before December 31, 2011, the interest paid will be retained by Seller.

4. Examples of Calculations. The following page shows the calculations of the Purchase Price, Interest, and the Deposit, depending on when closing occurs.

TERMS

Example Calculations:

4/25/2011	Signing		
12/31/2011	Closing		
1,625,000	Purchase Price		
62,671	Prepaid interest (paid at signing)		1
100,000	deposit (paid at signing)		2
6.0%	Interest Rate		
50,000	Lease Price for 4/15/11-12/31/11		3
212,671	Total Due at signing	1+2+3	

Interest	Principal		
	162,671	4/25/2011	Paid to NDI at signing
16,545	(16,545)	6/30/2011	Accrued Interest
23,063	(23,063)	9/30/2011	Accrued Interest
23,063	(23,063)	12/31/2011	Accrued Interest
62,671	**100,000**		
	1,525,000	Due at 12/31/11 Closing	

Closing Range	prior to 9/1/11	9/1/11-12/31/11	
Closing Date	8/30/2011	12/30/2011	
Purchase Price	1,600,000	1,625,000	
% of Year	35%	68%	
Principal Outstanding	1,500,000	1,525,000	
Accrued Interest	31,315	62,421	
Overpaid Interest	(31,356)	(251)	B
Amount Due at closing	1,468,644	1,524,749	A
Total	1,600,000	1,625,000	A-B+Deposit

W.R.